Exhibit D
JOINT FILING STATEMENT
I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Anacor Pharmaceuticals Inc. is filed on behalf of each of the undersigned.
Date: December 9, 2010
Date: December 10, 2010

/s/ Paul H. Klingenstein
Paul H. Klingenstein

ABERDARE VENTURES II, L.P. By its General Partner, Aberdare GP II, L.L.C.

By:	/s/ Paul H. Klingenstein
Paul H. Klingenstein
Manager

ABERDARE VENTURES II (BERMUDA), L.P. By its General Partner, Aberdare GP II, L.L.C.

By:	/s/ Paul H. Klingenstein
Paul H. Klingenstein
Manager

ABERDARE II ANNEX FUND, L.P. By its General Partner, Aberdare GP II, L.L.C.

By:	/s/ Paul H. Klingenstein
Paul H. Klingenstein
Manager